EXHIBIT 99.1

Nexeo Solutions Reports First Quarter Fiscal Year 2019 Financial Results

First Quarter 2019 Highlights (Versus First Quarter 2018)

•	Revenue growth of 1%, with continued strong commercial execution in a mixed pricing market environment

•	Net income for the quarter was $16.2 million, or $0.21 per diluted share. Adjusted net income was $9.8 million, or $0.13 per diluted share

•	Gross profit of $98.7 million and adjusted EBITDA of $40.4 million was the second best first fiscal quarter performance in Company history

•	Net leverage of 3.9x, decreased from 4.4x in prior year

THE WOODLANDS, Texas - February 6, 2019 - Nexeo Solutions, Inc. (NASDAQ:NXEO) (the "Company" or "Nexeo Solutions"), today announced its consolidated financial results for the three months ended December 31, 2018.

David Bradley, President and Chief Executive Officer of Nexeo Solutions stated, "I’m proud to report that we posted our second best first quarter gross profit and adjusted EBITDA in Nexeo’s history. While our first quarter performance reflects some deflationary and macroeconomic headwinds, we remain focused on continued execution of our strategic priorities in any environment. The merger with Univar is on track to close and by combining the best of the best, Univar Solutions will be well-positioned strategically and financially to deliver increased value to our shareholders and worldwide industry partners."

Sales and operating revenues were $935.8 million and $929.6 million for the three months ended December 31, 2018 and December 31, 2017, respectively. The increase in revenues was attributable to an increase in average selling prices of 4.0% primarily due to increased specialty products sales in North America. The increase was partially offset by a 3.8% volume decrease, as well as, approximately $8.8 million which was a result of weakening exchange rates of various currencies versus the USD as compared to the same period in the prior fiscal year.

Gross profit was $98.7 million and $106.9 million for the three months ended December 31, 2018 and December 31, 2017, respectively. Gross profit decreased due to lower volumes as discussed above and a deflationary environment at the end of the current period, which caused margin compression and contributed to lower demand as customers actively reduced inventory levels in anticipation of lower product prices. Approximately $0.8 million of the decrease in gross profit was due to the weakening of exchange rates of various currencies versus the USD compared to the same period in the prior fiscal year.

The Company reported net income of $16.2 million and $26.5 million for the three months ended December 31, 2018 and December 31, 2017, respectively. Adjusted EBITDA was $40.4 million and $44.2 million for the three months ended December 31, 2018 and December 31, 2017, respectively. For a description of adjusted EBITDA and a reconciliation to its most comparable GAAP financial measure, please read "Non-GAAP Financial Measures".

EXHIBIT 99.1

First Quarter 2019 Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended December 31, 2018 with the three months ended December 31, 2017.

	Three Months Ended December 31,		Period Over Period
	2018	2017	$ Change	% Change
Chemicals
Sales and operating revenues	$438.5	$431.9	$6.6	1.5%
Gross profit	53.5	58.4	(4.9)	(8.4)%
Plastics
Sales and operating revenues	456.1	462.2	(6.1)	(1.3)%
Gross profit	38.7	41.9	(3.2)	(7.6)%
Other
Sales and operating revenues	41.2	35.5	5.7	16.1%
Gross profit	6.5	6.6	(0.1)	(1.5)%
Consolidated
Sales and operating revenues	935.8	929.6	6.2	0.7%
Gross profit	98.7	106.9	(8.2)	(7.7)%

Segment Highlights

Chemicals - Sales and operating revenues for the Chemicals line of business were $438.5 million and $431.9 million for the three months ended December 31, 2018 and December 31, 2017, respectively. The revenue increase was attributable to a 5.1% increase in average selling prices largely due to stronger product mix and increased specialty demand. This increase was partially offset by a decrease in volumes of 3.4% due to lower demand in the oil and gas end market and lower consumer demand caused by the rapid deflationary environment experienced at the end of the current period.

Gross profit was $53.5 million and $58.4 million for the three months ended December 31, 2018 and December 31, 2017, respectively. Gross profit decreased due to the loosening of prior product supply constraints leading to lower customer demand and the deflationary environment, which caused margin compression and contributed to customers actively reducing inventory levels in anticipation of lower product prices.

Plastics - Sales and operating revenues for the Plastics line of business were $456.1 million and $462.2 million for the three months ended December 31, 2018 and December 31, 2017, respectively. The revenue decrease is driven by $7.6 million associated with the weakening exchange rates of various currencies versus USD compared to the same period in the prior fiscal year, as well as a decrease in volumes of 4.3% due to lower demand in EMEA and Asia. The decrease in revenues was partially offset by an increase in average selling prices of 3.1% resulting from stronger product mix in North America.

Gross profit was $38.7 million and $41.9 million for the three months ended December 31, 2018 and December 31, 2017, respectively. Gross profit decreased primarily due to a deflationary environment at the end of the current period, which caused price compression. This was partially offset by a favorable shift in product mix in North America. Approximately $0.7 million of the decrease in gross profit was due to the weakening of exchange rates of various currencies versus the USD compared to the same period in the prior fiscal year.

Other - Sales and operating revenues for the Other segment were $41.2 million and $35.5 million for the three months ended December 31, 2018 and December 31, 2017, respectively. The increase in revenues was due to growth in on-site services and an increase in waste services to existing customers.

Gross profit was $6.5 million and $6.6 million for the three months ended December 31, 2018 and December 31, 2017, respectively. The decrease was primarily due to the shift in product mix for the current period.

EXHIBIT 99.1

Nexeo Solutions to Hold Earnings Conference Call

The Company will hold a conference call to discuss its first quarter fiscal year 2019 earnings on Thursday, February 7, 2019 at 9:00 a.m. CT (10:00 a.m. ET). To participate in the conference call by telephone, please call one of the following telephone numbers and reference the below access passcode 10 minutes prior to the scheduled start time:

•	Domestic: +1.844.412.1004

•	International: +1.216.562.0451

•	Passcode: 7192068

The conference call and presentation will also be broadcast live via the Internet. You may listen by accessing the Investor Relations section of the Company's website at www.nexeosolutions.com. You should connect to the website at least 15 minutes prior to the conference call to register, download and install any necessary audio software to ensure a successful user experience.

If you are unable to participate, a replay of the conference call will be available on February 7, 2019, beginning at 12:00 p.m. CT (1:00 p.m. ET), through February 14, 2019. The phone number for the conference call replay is +1.855.859.2056 (Domestic) or +1.404.537.3406 (International). The access passcode is 7192068. Additionally, the recorded conference call will be accessible through the Investor Relations section of the Company’s website at www.nexeosolutions.com.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company's express written consent.

EXHIBIT 99.1

Non-GAAP Financial Measures

Adjusted EBITDA and adjusted net income was derived based on methodologies other than in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company’s management has included this measure because they believe it is indicative of the Company’s operating performance, is used by investors and analysts to evaluate the Company and can facilitate comparisons across periods. As presented by the Company’s management, this measure may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and adjusted net income should be considered in addition to, not as a substitute for, financial measures presented in accordance with GAAP. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our credit facilities.
The Company evaluates performance on the basis of adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of acquisition and integration-related expenses, employee stock-based compensation expense, and other restructuring and transformational expenses), impairment charges, loss on extinguishment of debt and other income (expense), net, gains and losses on foreign currency transactions, debt refinancing costs and other non-operating activity. Management believes that adjusted EBITDA is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that adjusted EBITDA is an important indicator of operating performance because:

•	adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant one-time items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company evaluates performance on the basis of adjusted net income, which it defines as its consolidated net income (loss), plus the change in fair value of contingent consideration obligation net of tax impact. Contingent consideration is comprised of two components, the Deferred Cash Consideration and the Tax Receivable Agreement ("TRA"), which have a non-cash impact and can change significantly quarter to quarter dependent on key valuation inputs. In order to estimate the fair value of the Deferred Cash Consideration, the Company estimates the value of the Excess Shares using a Monte Carlo simulation model with the market price of the Company’s common stock at each valuation date being a significant input to this model. Unobservable inputs to the valuation are the expected volatility during the applicable period as well as a marketability discount to reflect the illiquidity of the Excess Shares given their terms. The Company estimates the fair value of the liability for the contingent consideration related to the TRA based on a discounted cash flow model which incorporates assumptions of projected taxable income, projected income tax liabilities and an estimate of tax benefits expected to be realized as a result of the Business Combination. Key inputs to the valuation are prevailing tax rates and market interest rates impacting the discount rate. Management believes that adjusted net income is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that adjusted net income is an important indicator of operating performance because:

•
adjusted net income excludes the effects of the change in fair value of contingent consideration obligation net of tax impact, which have a non-cash impact and can change significantly quarter to quarter dependent on key valuation inputs.

A reconciliation of adjusted EBITDA and adjusted net income to net income (loss) from continuing operations for Nexeo Solutions, Inc. and Subsidiaries, the most comparable GAAP financial measure, is included at the end of this release.

About Nexeo Solutions, Inc.

Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains statements related to the Company’s future plans and expectations and, as such, includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this press release by use of words including but not limited to "may," "believe," "will," "project," "expect," "estimate," "anticipate," and "plan." Although the forward-looking statements contained in this press release reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. The Company's future results will depend upon various other risks and uncertainties, including the risks and uncertainties discussed in the Company's SEC filings, including in the sections entitled "Risk Factors" in such SEC filings.

FOR FURTHER INFORMATION PLEASE CONTACT
Investor Relations, Nexeo Solutions
Tel: +1.281.297.0856, Investor.Relations@nexeosolutions.com

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in millions, except share amounts and par value)

	December 31, 2018	September 30, 2018
Current Assets
Cash and cash equivalents	$54.6	$58.9
Accounts and notes receivable (net of allowance for doubtful accounts of $3.9 million and $4.2 million, respectively)	549.5	607.8
Inventories	360.5	338.8
Income taxes receivable	6.4	5.9
Other current assets	16.9	17.3
Total current assets	987.9	1,028.7

Non-Current Assets
Property, plant and equipment, net	279.1	284.9
Goodwill	697.6	699.9
Other intangible assets, net of amortization	204.0	211.6
Deferred income taxes	1.5	2.3
Other non-current assets	9.0	16.2
Total non-current assets	1,191.2	1,214.9
Total Assets	$2,179.1	$2,243.6

Current Liabilities
Short-term borrowings, current portion of long-term debt and capital lease obligations	$49.3	$47.7
Accounts payable	308.1	380.1
Accrued expenses and other liabilities	38.8	67.2
Due to related party pursuant to contingent consideration obligations	14.5	14.7
Income taxes payable	2.7	2.9
Total current liabilities	413.4	512.6

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	805.1	752.4
Deferred income taxes	29.0	30.7
Due to related party pursuant to contingent consideration obligations	100.1	122.8
Other non-current liabilities	12.0	10.6
Total non-current liabilities	946.2	916.5
Total Liabilities	1,359.6	1,429.1

Commitments and contingencies

Equity
Preferred stock, $0.0001 par value (1,000,000 shares authorized, none issued and outstanding as of December 31, 2018 and September 30, 2018)	—	—
Common stock, $0.0001 par value (300,000,000 shares authorized; 89,755,231 shares issued and 89,698,331 shares outstanding as of December 31, 2018 and 89,747,062 shares issued and 89,727,546 shares outstanding as of September 30, 2018)	—	—
Additional paid-in capital	773.3	771.5
Retained earnings	50.4	34.2
Accumulated other comprehensive income (loss)	(3.6)	9.0
Treasury stock, at cost: 56,900 and 19,516 shares as of December 31, 2018 and September 30, 2018	(0.6)	(0.2)
Total equity	819.5	814.5
Total Liabilities and Equity	$2,179.1	$2,243.6

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except share amounts and par value)

	Three Months Ended December 31,
	2018	2017
Sales and operating revenues	$935.8	$929.6
Cost of sales and operating expenses	837.1	822.7
Gross profit	98.7	106.9
Selling, general and administrative expenses	79.8	84.8
Transaction related costs	8.2	0.1
Change in fair value of contingent consideration obligations	(22.9)	(18.6)
Operating income	33.6	40.6
Other income, net	0.1	0.1
Interest income (expense)
Interest income	0.2	0.1
Interest expense	(13.5)	(13.0)
Net income before income taxes	20.4	27.8
Income tax expense	4.2	1.3
Net income	$16.2	$26.5

Net income per share available to common stockholders
Basic	$0.21	$0.35
Diluted	$0.21	$0.34
Weighted average number of common shares outstanding
Basic	76,945,078	76,793,518
Diluted	77,094,430	77,139,236

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended December 31,
	2018	2017
Cash flows from operations
Net income	$16.2	$26.5
Adjustments to reconcile to cash flows from operations:
Depreciation and amortization	17.2	19.5
Debt issuance costs amortization, debt issuance costs write-offs and original issue discount amortization	1.2	1.1
Provision for bad debt	(0.2)	0.3
Deferred income taxes	1.6	(1.8)
Equity-based compensation expense	1.8	1.7
Change in fair value of contingent consideration obligations	(22.9)	(18.6)
Changes in assets and liabilities:
Accounts and notes receivable	55.8	36.9
Inventories	(23.1)	(50.5)
Other current assets	(0.3)	(1.6)
Accounts payable	(70.7)	(60.8)
Accrued expenses and other liabilities	(26.4)	(12.6)
Changes in other operating assets and liabilities, net	(0.4)	0.7
Net cash used in operating activities	(50.2)	(59.2)
Cash flows from investing activities
Additions to property and equipment	(4.8)	(4.1)
Proceeds from the disposal of property and equipment	—	0.6
Cash paid for asset acquisitions	(1.7)	—
Net cash used in investing activities	(6.5)	(3.5)
Cash flows from financing activities
Cash paid to TPG related to TRA	—	(4.2)
Proceeds from short-term debt	29.6	27.9
Repayments of short-term debt	(28.0)	(31.6)
Proceeds from issuance of long-term debt	252.7	231.7
Repayments of long-term debt and capital lease obligations	(200.7)	(172.9)
Payment of debt issuance costs	—	(0.8)
Net cash provided by financing activities	53.6	50.1
Effect of exchange rate changes on cash and cash equivalents	(1.2)	0.1
Decrease in cash and cash equivalents	(4.3)	(12.5)
Cash and cash equivalents at the beginning of the period	58.9	53.9
Cash and cash equivalents at the end of the period	$54.6	$41.4
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$12.4	$14.0
Cash paid during the period for taxes (net of refunds)	$3.0	$1.6
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures	$1.9	$1.4

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Segment Information
(Unaudited, in millions)

	Three Months Ended December 31,
	2018	2017
Chemicals
Sales and operating revenues	$438.5	$431.9
Gross profit	53.5	58.4
Plastics
Sales and operating revenues	456.1	462.2
Gross profit	38.7	41.9
Other
Sales and operating revenues	41.2	35.5
Gross profit	6.5	6.6
Consolidated
Sales and operating revenues	935.8	929.6
Gross profit	98.7	106.9

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Adjusted Net Income Reconciliation
(Unaudited, in millions except per share data)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Amount	Per Share		Amount	Per Share
Net income	$16.2	$0.21		$26.5	$0.34
Change in fair value related to contingent consideration obligations	(22.9)	(0.30)		(18.6)	(0.24)
Management add-backs (1)	2.6	0.03		1.3	0.02
Transaction related costs (2)	8.2	0.11		0.1	—
Tax impact	5.7	0.07		3.1	0.04
Adjusted net income	$9.8	$0.13	*	$12.4	$0.16
Note: Per share amounts based on diluted shares
*Per share amount does not equal the total due to rounding

(1)	Management adjustments associated with integration, restructuring, transformational activities and asset impairments

(2)	Includes professional and transaction costs related to acquisitions, potential acquisitions and other business combination related items

Nexeo Solutions, Inc. and Subsidiaries
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Three Months Ended December 31,
	2018	2017
Net income	$16.2	$26.5
Interest expense, net	13.3	12.9
Income tax expense	4.2	1.3
Depreciation and amortization	17.2	19.5
Other operating expenses, net (1)	(10.5)	(16.0)
Adjusted EBITDA	$40.4	$44.2

(1)	See Other Operating Expenses, Net table for additional detail

Nexeo Solutions, Inc. and Subsidiaries
Other Operating Expenses, Net
(Unaudited, in millions)

	Three Months Ended December 31,
	2018	2017
Management add-backs (1)	$2.6	$1.3
Change in fair value related to contingent consideration obligations	(22.9)	(18.6)
Foreign exchange gains, net (2)	(0.2)	(0.5)
Compensation expense related to management equity plan (non-cash)	1.8	1.7
Transaction related costs (3)	8.2	0.1
Other operating expenses, net	$(10.5)	$(16.0)

(1)	Management adjustments associated with integration, restructuring, transformational activities and asset impairments

(2)
Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating the Company's performance and facilitating more meaningful comparisons of performance to other fiscal periods

(3)	Includes professional and transaction costs related to acquisitions, potential acquisitions and other business combination related items